                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )


Filed by the Registrant /X/

Filed by a party other than the Registrant

Check the appropriate box:
/ /        Preliminary Proxy Statement
/ /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/        Definitive Proxy Statement
/ /        Definitive Additional Materials
/ /        Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                                           UNIVERSAL SELF CARE, INC.
------------------------------------------------------------------------------------
                  (Name of Registrant as Specified In Its Charter)

                                                  BRIAN BOOKMEIER
------------------------------------------------------------------------------------
      (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

/ /        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
           (1)        Title of each class of securities to which transaction applies:
                      -----------------------------------------------------------------------------------
           (2)        Aggregate number of securities to which transaction applies:
                      -----------------------------------------------------------------------------------
           (3)        Per unit price or other underlying value of transaction computed pursuant to
                      Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                      -----------------------------------------------------------------------------------
           (4)        Proposed maximum aggregate value of transaction:
                      -----------------------------------------------------------------------------------
           (5)        Total fee paid:
                      -----------------------------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ /        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
           (1)        Amount Previously Paid:
                      -----------------------------------------------------------------------------------
           (2)        Form, Schedule or Registration Statement No.:
                      -----------------------------------------------------------------------------------
           (3)        Filing Party:
                      -----------------------------------------------------------------------------------
           (4)        Date Filed:
                      -----------------------------------------------------------------------------------

                           UNIVERSAL SELF CARE, INC.
                             11585 FARMINGTON ROAD
                            LIVONIA, MICHIGAN 48150

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 18, 1997

--------------------------------------------------------------------------------

To the Stockholders of
UNIVERSAL SELF CARE, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Annual Meeting") of Stockholders of Universal Self Care, Inc. (the "Company" or the "Corporation") will be held at the Corporation's offices located at 11585 Farmington Road, Livonia, Michigan 48150 on February 18, 1997 at 10:00 a.m. local time for the following purposes:

        1. To elect six (6) directors to hold office until the next Annual Meeting;

        2. To ratify the selection of Feldman Radin & Co., P.C. auditors of the Company for the Fiscal Year ending June 30, 1997;

        3. To authorize an amendment to the Company's certificate of incorporation to increase the authorized capital of the company by increasing from 20,000,000 shares of common stock, $.0001 par value (The "Common Stock") to 40,000,000 shares the Company's authorized Common Stock;

        4. To transact such business as may properly come before the meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed December 26, 1996 as the record of date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will not be closed, but only stockholders of record at the close of business on December 26, 1996 will be entitled to vote at the meeting or any adjournment or adjournments thereof.

                                          By Order of the Board of Directors
                                          Brian Bookmeier, President

    WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE PROVIDED FOR YOUR USE.

                           UNIVERSAL SELF CARE, INC.
                             11585 FARMINGTON ROAD
                            LIVONIA, MICHIGAN 48150

                              -------------------

                                PROXY STATEMENT
                              -------------------

                  GENERAL INFORMATION CONCERNING SOLICITATION

    This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Universal Self Care, Inc. (hereinafter referred to as the "Company" or the "Corporation"), for its Annual Meeting of Stockholders (the "Meeting") to be held on February 18, 1997, or any adjournments thereof. Shares cannot be voted at the meeting unless their owner is present in person or represented by proxy. Copies of this proxy statement and the accompanying form of proxy shall be mailed to the stockholders of the Company on or about January 18, 1996, accompanied by a copy of the Company's Annual Report containing financial statements as of and for the fiscal years ended June 30, 1995 and June 30, 1996, together with other information respecting the operations of the Company. The principal executive offices of the Company are located at the address indicated above.

    If a proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the specifications made, or if no specification is made the shares will be voted to approve each proposition and to elect each nominee for director identified on the proxy. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by filing with the Secretary of the Company a notice in writing revoking it. A proxy may also be revoked by any stockholder present at the Meeting who expresses a desire in writing to revoke a previously delivered proxy and to vote his or her shares in person. The mere presence at the Meeting of the person appointing a proxy does not revoke the appointment. In order to revoke a properly executed and returned proxy, the Company must receive a duly executed written revocation of that proxy before it is voted. A proxy received after a vote is taken at the Meeting will not revoke a proxy received prior to the Meeting; and a subsequently dated proxy received prior to the vote will revoke a previously dated proxy.

    All expenses in connection with the solicitation of proxies, including the cost of preparing, handling, printing and mailing the Notice of Annual Meeting, Proxies and Proxy Statements will be borne by the Company. Directors, officers and regular employees of the Company, who will receive no additional compensation therefore, may solicit proxies by telephone or personal call, the cost of which will be nominal and will be borne by the Company. In addition, the Company will reimburse brokerage houses and other institutions and fiduciaries for their expense in forwarding proxies and proxy soliciting material to their principals.

    Under Delaware statutory law stockholders are estopped from bringing any action against a Delaware Corporation with regard to any matter approved or ratified by stockholders, on which matter adequate information has been provided to stockholders, SOLELY for the reason that an interested director is involved in the transaction. By voting to approve any such matter, however, stockholders are not estopped from taking action against the Company on the basis of other objections or under common law principles, such as fraud.


    At the close of business on December 26, 1996, there were outstanding 7,889,706 shares of Common Stock, 1,580,000 Shares of Series A Preferred Stock and 1,000,000 shares of Series B Preferred Stock (all of which Series A and Series B Preferred Stock is collectively referred to as the "Preferred Stock"), which constituted the voting securities of the Company. Each stockholder is entitled to cast one vote for each share of Common Stock and Preferred Stock, which is present at the Meeting either in person or by proxy. Only holders of record of the outstanding shares of Common Stock at the close of business on December 26, 1996, will be entitled to vote at the Meeting.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


    The following table identifies each person or entity known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock on December 26, 1996, each director of the Company, each nominee for director, and all the directors and officers of the Company as a group, and sets forth the number of shares of the Company's common stock beneficially owned by each such person and such group and the percentage of the shares of the Company's outstanding common stock owned by each such person and such group. In all cases, the named person has sole voting power and sole investment power of the securities.


                                                                     NUMBER OF SHARES OF
                                                                           COMMON                PERCENTAGE OF
                        NAME AND ADDRESS                             STOCK BENEFICIALLY           OUTSTANDING
                      OF BENEFICIAL OWNER                                 OWNED(1)            COMMON STOCK OWNED
----------------------------------------------------------------  -------------------------  ---------------------

Robert M. Rubin.................................................           1,016,298                    13.3%
6060 Kings Gate Circle
Delray Beach, FL 33484 (2)

Damon D. Testaverde.............................................             311,914                     4.1%
580 Oakdale Street
Staten Island, NY 10312 (2)

Robert Moody, Jr................................................             600,000                     7.8%
2302 Post Office Street
Suite 601
Galvaston, TX 77550 (3)

H. T. Ardinger..................................................           1,064,600                    13.3%
9040 Governors Row
Dallas, TX 75356 (3)

Fred Kassner....................................................             802,310                    10.5%
59 Spring Street
Ramsey, NJ 07446 (3)

Edward T. Buchholz..............................................             201,358                     2.7%
265 Waterside Drive
Moneta, VA 24121 (4)

Alan M. Korby...................................................             625,000                     8.0%
24054 Roma Ridge
Novi, MI 48375 (5)

Brian D. Bookmeier..............................................             630,000                     8.1%
37119 Muirfield
Livonia, MI 48150 (5)

Matthew B. Gietzen..............................................             628,000                     8.1%
23307 Mystic Street
Novi, MI 48375 (5)

James Linesch...................................................             130,000                     2.0%
3401 Walnut Ave
Manhattan Beach, CA 90266

All officers and directors as a group (8 persons before Offering
  (2)(4)(5).....................................................           3,442,570                    38.8%

------------------------

(1) As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights.

(2) Includes non-qualified stock options granted on July 28, 1993 to purchase 100,000 shares of common stock at $1.50 per share to Robert M. Rubin under the Management Stock Option Plan, 100,000 shares of common stock at $1.50 per share granted to Damon Testaverde under the 1992 Employee Stock Option Plan, and warrants issued to Robert M. Rubin and Damon Testaverde on December 13, 1995 to purchase 100,000 shares of common stock and 50,000 shares of common stock, respectively, at $1.00 per share.

(3) For Mr. Moody includes Class A Warrants to purchase an aggregate of 300,000 shares of Company Common Stock, for Mr. Ardinger includes Class A Warrants to purchase an aggregate of 575,550 shares of Company Common Stock and for Mr. Kassner includes Class A Warrants to purchase an aggregate of 217,655 shares of Company Common Stock, at $3.30 per share.

(4) Includes options to purchase an aggregate of 125,000 shares of Company Common Stock at $1.25 per share and options to purchase an aggregate of 41,667 shares of Company Common Stock at $1.35 per share. Does not include options to purchase an aggregate of 50,000 shares of Company Common Stock at $1.25 per share which have not as yet vested.


(5) Includes (I) 333,334 shares of Common Stock held by Mr. Korby as well as 166,666 shares of Common Stock issuable to Mr. Korby upon conversion of his 333,333 shares of Series B Preferred Stock, (ii) 338,333 shares of Common Stock held by Mr. Bookmeier as well as 166,667 shares of Common Stock issuable to Mr. Bookmeier upon conversion of his 333,334 shares of Series B Preferred Stock and (iii) 336,334 shares of Common Stock held by Mr. Gietzen as well as 166,667 shares of Common Stock issuable to Mr. Gietzen upon conversion of his 333,333 shares of Series B Preferred Stock. Also includes options to purchase 125,000 shares of Common Stock at $1.35 per share, granted to each of Messrs. Korby, Bookmeier and Gietzen. 39,179 of the shares of Common Stock issued to each of Messrs. Korby, Bookmeier and Gietzen (117,537 shares in the aggregate), have been pledged to Barbara Milinko to secure a $325,000 note payable to Ms. Milinko by Messrs. Korby, Bookmeier and Gietzen.

                     DIRECTORS, NOMINEES FOR DIRECTORS AND
                       EXECUTIVE OFFICERS OF THE COMPANY

                             OFFICERS AND DIRECTORS

    The executive officers and directors of the Company as are as follows:

NAME                                            AGE                         POSITION WITH THE COMPANY
------------------------------------------      ---      ---------------------------------------------------------------

Brian D. Bookmeier                                  38   President, Chief Executive Officer
                                                         Director and Nominee for Director

Tod J. Robinson                                     35   Vice President--National Sales for Diabetes Self Care, Inc.
                                                         (formerly Thriftee Group)

Edward T. Buchholz                                  53   Executive Vice President, Divisional President of Diabetes Self
                                                         Care, Inc. (formerly Thriftee Group) Director and Nominee for
                                                         Director

Alan M. Korby                                       39   Vice President, Divisional President of PCS, Director and
                                                         Nominee for Director

Matthew B. Gietzen                                  33   Vice President of Fulfillment, Director and Nominee for
                                                         Director

Dr. Steven Leichter                                 51   Nominee for Director

James Linesch                                       42   Nominee for Director

    Set forth below is a brief background of the officers, directors and key employees of the Company, based on information supplied by them.

    BRIAN D. BOOKMEIER. Mr. Bookmeier has served as President, Chief Executive Officer and a director of USC since July 1995. Mr. Bookmeier has also served as Vice President of USC-Michigan, Inc., the Company's wholly-owned subsidiary, since July 1995. From September 1989 until its merger into USC-Michigan, Inc., Mr. Bookmeier served as Executive Vice President and a Director of PCS Management, Inc., a home medical equipment supply company that specializes in diabetes management, equipment and supplies. He is also a Director of the American Diabetes Association since June 1995.

    EDWARD T. BUCHHOLZ. Mr. Buchholz has served as a Vice President and a director of USC since July 1995. Mr. Buchholz became the President of each of the corporations comprising The Thriftee Group, wholly-owned subsidiaries of USC since February 1994, in January 1990. Mr. Buchholz has also served as President of Diabetes Self Care, Inc., the Company's wholly-owned subsidiary, since July 1995. He started his health care career in 1969 with The Hartford Insurance Company and has held numerous executive positions in the industry over the past 25 years. From October 1985 to December 1989, Mr. Buchholz served as President of Shoney's Va/Md Construction Co., Inc., a commercial builder of restaurants and motels in Virginia, Maryland and Delaware. During that same period he also served as President of Eastern Commercial Real Estate Services, Inc., an insurance consulting firm and developer of commercial property.

    ALAN M. KORBY. Mr. Korby has served as a Vice President and a director of USC since July 1995. Mr. Korby has also served as President of USC-Michigan, Inc., the Company's wholly-owned subsidiary, since July 1995. From its founding in November 1987 until its merger into USC-Michigan, Inc., Mr. Korby served as President and a Director of PCS Management, Inc., a home medical equipment supply company that specializes in diabetes management, equipment and supplies.

    MATTHEW B. GIETZEN. Mr. Gietzen has served as a Vice President and a director of USC since July 1995. Mr. Gietzen has also served as Vice President of USC-Michigan, Inc., the Company's wholly-owned subsidiary, since July 1995. From January 1988 until its merger into USC-Michigan, Inc., Mr. Gietzen served as Executive Vice President and a Director of PCS Management, Inc., a home medical equipment supply company that specializes in diabetes management, equipment and supplies.

    TOD J. ROBINSON. Mr. Robinson has served with the Company since April 1996 as the National Vice President of Sales for the Thriftee Group Division. From October 1989 to April 1996, Mr. Robinson held a variety of positions with Home Diagnostics, Inc. (HDI), a medical device manufacturer that specializes in diabetes testing equipment, serving as the Director of New Business Development, National Accounts Manager and finally Sales Manager. From September 1986 to October 1989, Mr. Robinson was Sales Manager and Product Manager for Friden Alcatel in their business products division.

    JAMES LINESCH. Mr. Linesch has been the Chief Financial Officer and Vice President of CompuMed, a computer company involved with diagnosing medical conditions, since April 1996. Mr. Linesch has served as a Vice President, Chief Financial Officer and Controller of the Company from August 1991 to April 1996. From May 1988 to August 1991, Mr. Linesch served as the Chief Financial Officer of Science Dynamics Corp., a corporation involved in the development of computer software.

    DR. STEVEN LEICHTER. Dr. Leichter has been in private endocrinology practice in Columbus, Georgia since 1995, to that, Dr. Leichter had been on the faculties of University of California, Davis from 1976 to 1977, at the Universtiy of Kentucky, from 1977 to 1988 and at the Eastern Virginia Medical School from 1988 to 1955, where he was Professor of Internal Medicine. He is also Co-Director of the West Georgia Center of Metabolic Disorders and President of the Columbus Metabolic Foundation. Dr. Leichter has written 60 published scientific papers and book chapters. His most recent paper was published in Diabetes Care in September 1995. He has been a consultant to the World Health Organization and chaired the Committee that wrote the International Plan for Diabetes for the United Nations. He is currently a consultant to 5 national corporations in diabetes, and is on editorial review board for the Archives of Internal Medicine, a journal of the American Medical Association.

    The Company has Audit and Compensation and Stock Option Committees, and it is the Board's Stock Option Committee which administers the Company's Stock Option Plans. The responsibilities of the Audit Committee include recommending to the Board of Directors the firm of independent accounts to be retained by the Company, reviewing with the company's independent accountants the scope and results of their audits, and reviewing with the independent accountants and Management the Company's accounting, financial and operating controls and staff. The Audit Committee generally meets as a committee of the entire Board of Directors. The Compensation Committee will have responsibility for establishing and reviewing employee compensation plans. The Stock Option Committee administers the Company's stock option plan.

    Directors of the Company, including management directors, each receive annual directors' fees of $25,000 for attendance at Board of Directors meetings, and are reimbursed for actual expenses incurred in respect of such attendance.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT.


    To the knowledge of the Company, no officers, directors, beneficial owners of more than 10 percent of any class of equity securities of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other person subject to Section 16 of the Exchange Act with respect to the Company, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, which ended June 30, 1996.

                             EXECUTIVE COMPENSATION

    The following table sets forth the amount of all compensation paid by the Company for services rendered during each of 1994, 1995, and 1996 to the person serving as the Company's Chief Executive Officer at any time during such periods and to each of the four (4) highest paid Company current executive officers whose total salary and bonus compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

       ANNUAL COMPENSATION AWARDS
    ---------------------------------
            OTHER ANNUAL
             RESTRICTED
               SALARY
NAME        COMPENSATION                               PAYOUTS
AND           AND/ OR                   --------------------------------------
PRINCIPAL ----------------   OPTIONS/    LTIP      ALL OTHER
POSITION YEAR  BONUS AWARDS  SARS (#)   PAYOUTS   COMPENSATION
--  ----  --------  ------   --------   -------   ------------
Brian 1994        0     0    $      0     $0           $0         $0      $0
Bookmeier... 1995 $ 38,834     0 $  3,250   $0         $0         $0      $0
    1996  $179,306      0     $15,000     $0           $0         $0      $0
  President
  and Chief
  Executive
  Officer
  and
  Director
Alan 1994        0      0           0     $0           $0         $0      $0
  M. 1995 $ 38,834      0    $  3,250     $0           $0         $0      $0
  Korby... 1996 $179,826     0  $15,000   $0           $0         $0      $0
  Executive
  V.P.,
  Marketing
Matthew 1994        0     0         0     $0           $0         $0      $0
  B. 1995 $ 38,834      0    $  3,250     $0           $0         $0      $0
  Gietzen... 1996 $179,969     0  $15,000   $0         $0         $0      $0
  Executive
  V.P. of
  Fulfillment
  and
  Director
Edward 1994 $ 39,583 2,500   $  3,250     $0           $0         $0      $0
  T. 1995 $ 94,808  5,500    $  7,800     $0           $0         $0      $0
  Buchholz... 1996 $163,900     0  $13,320   $0        $0         $0      $0
  Executive
  V.P. of
  Fulfillment
  and
  Director

    Officers and key employees of the Company receive employment benefits (e.g., health insurance, automobile allowances) other than cash compensation and interests in the Company's employee stock option plan.

                              STOCK OPTION GRANTS

    The following table sets forth information concerning individual grants of stock options made during the last completed fiscal year to each of the executive officers named in the Summery Compensation Table.

    Each director of the Company receives a $25,000 annual directors fees for attendance at Board meetings, as well as reimbursement for the actual expenses incurred in attending such meetings. Officers and key employees of the Company receive employment benefits (e.g., health insurance, automobile allowances) other than cash compensation and interests in the Company's employee stock option plan.

     NUMBER OF                                                             POTENTIAL REALIZABLE
     SECURITIES      PERCENT OF                                              VALUE AT ASSUMED
     UNDERLYING    TOTAL OPTIONS/                                            ANNUAL RATES OF
      OPTIONS/      SARS GRANTED    EXERCISE OR                                STOCK PRICE
        SARS         IN FISCAL      BASE PRICE                               APPRECIATION FOR
NAME GRANTED (#)        YEAR          (S/SH)      EXPIRATION DATE              OPTION TERM
(A)     (B)             -C-             (D)             (E)                  5%                10%
--  ------------   --------------   -----------   ---------------   --------------------   -----------
Brian
  D.
  Bookmeier...   125,000       30%     $1.35      May 1, 2001             $250,828          $360,705
Alan
  M.
  Korby...   125,000       30%         $1.35      May 1, 2001             $250,828          $360,705
Edward
  T.
  Buchholz...    41,667       10%      $1.35      May 1, 2001             $ 83,616          $120,236
Matthew
  B.
  Gietzen...   125,000       30%       $1.35      May 1, 2001             $250,828          $360,705

    The following table sets forth information concerning the number of unexercised options, and the value of such unexercised options, for each of the executive officers named in the Summary Compensation Table.

                        AGGREGATED OPTION/SAR EXERCISED
                         IN LAST FISCAL YEAR AND FISCAL
                           YEAR-END OPTION/SAR VALUES

                  (A)                        (B)            -C-                 (D)                      (E)
                                           SHARES                      NUMBER OF UNEXERCISED   VALUE OF UNEXERCISED IN-
                                         ACQUIRED ON       VALUE          OPTIONS/SARS AT     THE-MONEY OPTIONS/SARS AT
                                          EXERCISE       REALIZED          FISCAL YEAR-            FISCAL YEAR-END
                 NAME                        (#)            ($)                 END                      ($)
---------------------------------------  -----------  ---------------  ---------------------  --------------------------

                                                                           EXERCISABLE/              EXERCISABLE/
                                                                           UNEXERCISABLE            UNEXERCISABLE
Brian Bookmeier........................     125,000              0           125,000/0                $253,125/0
Alan M. Korby..........................     125,000              0           125,000/0                $253,125/0
Edward Buchholz........................      41,667              0           41,677/0                 $84,376/0
                                            175,000              0        125,000/50,000          $265,625/$106,250
Matthew Gietzen........................     125,000              0           125,000/0                $253,125/0

EMPLOYMENT AND CONSULTING AGREEMENTS

    Mr. Edward Buchholz commenced employment with the Company on February 8, 1994 under an employment agreement the term of which ends on December 31, 1996. Mr. Buchholz's employment agreement provides him with an annual base salary of $85,000, as well as commission payments equal to one percent (1%) of all gross revenues of The Thriftee Group from managed care customers. In connection with his employment agreement, Mr. Buchholz was granted stock options at $1.25 per share (fair market value on the date of grant). The right to acquire shares under these options vests as follows: options to acquire 75,000 shares vest on February 8, 1995, options to acquire 50,000 shares vest on February 8, 1996 and options to acquire 50,000 shares vest on February 8, 1997. As of September 1995, Mr. Buchholz's employment agreement was amended and his compensation adjusted by increasing his salary to $150,000 per annum and eliminating his 1% commission.

    In connection with consummation of the PCS Merger, the Company entered into separate employment agreements expiring June 30, 2000 with each of Messrs. Alan Korby, Brian Bookmeier and Matthew B. Gietzen. Under the terms of such agreements, each of Messrs. Korby, Bookmeier and Gietzen will continue to serve as the President, Vice President and Vice President, respectively, of the PCS Companies, and they serve as the Vice President, President and Chief Executive Officer, and Vice President, respectively, of the Company. Under such employment agreements, they each receive a base salary of $150,000 per annum, plus customary fringe benefits, including medical insurance and the use of an automobile paid for by the Company, the aggregate value of which fringe benefits to each such person is estimated at no more than $18,000.

    On April 25, 1996, each of Messrs. Bookmeier, Korby and Gietzen agreed to waive the payment of installments of their annual compensation from the Company during the annual period commencing May 1, 1996 in the aggregate amount of $150,000 for each such person, and Mr. Buchholz agreed to waive the payment of installments of his annual compensation from the Company during the annual period commencing May 1, 1996 in the aggregate amount of $50,000. In consideration for such waiver of compensation, each of Messrs. Bookmeier, Korby and Gietzen was granted a five-year non-qualified stock option to acquire 125,000 shares of Company Common Stock at an exercise price of $1.35 per share and Mr. Buchholz was granted a five-year non-qualified stock options to acquire 41,667 shares of Company Common Stock at an exercise price of $1.35 per share. All of the options granted to Messrs. Bookmeier, Korby, Gietzen and Buchholz vested in full on May 1, 1996. The closing sale price for a share of Common Stock on April 25, 1996, as reported by Nasdaq, was $2 5/8.

    In March 1996, Mr. Tod Robinson entered into a two-year employment agreement with Diabetes Self Care, Inc., a wholly-owned subsidiary of the Company. Under such agreement, Mr. Robinson is to serve as the National Vice President-Sales for Diabetes Self Care, having responsibility for the marketing and sales efforts throughout the United States for such company. Mr. Robinson's employment base salary is $95,000 per annum. He has the opportunity to earn a Performance Bonus of up to $1,000 based upon achieving performance goals to be identified by the Company's management, as well as a Commission of $1,000 for each executed managed care contract covering more than 10,000 lives which he originates. Mr. Robinson's employment contract also provides for certain profit participation, pursuant to which he will earn .5% of the net after-tax profits of Diabetes Self Care for each fiscal year (and prorations thereof) during the term of the employment agreement. In the event that such net after-tax profits exceed $500,000 for any fiscal year, the profit participation shall be increased by $10,000. Mr Robinson may also receive additional discretionary bonuses, and customary fringe benefits. On March 10, 1996, in connection with commencing his employment, Mr. Robinson was granted options to acquire 30,000 shares of the Company's common stock at an exercise price of $1.50 per share. The closing sale price for a share of common stock on March 11, 1996 (the next business day), as reported by Nasdaq, was $2 15/16.

                              CERTAIN TRANSACTIONS

    As of June 30, 1994, the Company had made advances to Edward Buchhloz, President of Diabetes Self Care, Inc. (Formly, The Thrifee Group), in the amount of $14, 929. Payments on this receivable are made in amounts equivalent to 50% of Mr. Buchholz's sales commissions. As of September 30, 1996 the balance of this loan due the Company was approximately $8,300.

    Under the terms of the PCS Merger Agreement, each of Messrs. Rubin, Testaverde, Korby, Bookmeier and Geitzen has agreed to vote all of the shares of Company Common Stock to be owned by them following the Merger for the election of Messrs. Rubin, Testaverde, and, for so long as such person(s) shall continue to hold not less than 73% of the percentage of the outstanding shares of the Company Common Stock issued to him upon consummation of the Merger, each of Messrs. Korby, Bookmeier and Geitzen to the Board of Directors of Universal and of the PCS Companies. In addition, any additional nominee to Universal Board of Directors must be accepted to Messrs. Rubin and Testaverde and to a majority of Messrs. Korby, Bookmeier and Geitzen who meet the share ownership criterion set forth above.

    In April 1995 and July 1995, the Company entered into two secured financing transactions with Fred Kassner pursuant to which Mr. Kassner loaned to the Company an aggregate of $3,000,000 at an interest rate of 2% above a commercial lender's fluctuating prime rate. Each such loan extends for a two-year term. One loan ($1,000,000) is secured by a lien against all of the accounts receivable of the Company's Home Therapy subsidiary, and the other ($2,000,000) is secured by a lien against all of the accounts receivable of the Company's wholly-owned indirect subsidiary, PCS, Inc.-West. In connection with the Kassner Financing, the Company issued to Mr. Kassner warrents to acquire 450,000 shares of Common Stock, each exercisable at $1.00 per share.


    See "EMPLOYMENT AND CONSULTING AGREEMENT." on page 8.


                       ACTION TO BE TAKEN UNDER THE PROXY

    Unless otherwise directed by the grantor of the proxy, the persons acting under the accompanying proxy will vote the shares represented thereby: (a) for the election of the persons named in the next succeeding table as nominees for directors of the Company; (b) for the proposal to ratify the appointment of Feldman Radin & Co., P.C. as the Company's auditors for the current fiscal year ending June 30, 1997; (c) to authorize an amendment to the Company's Certificate of Incorporation to increase the authorized capital of the Company by increasing from 20,000,000 shares to 40,000,000 shares the number of authorized shares of Common Stock; and (d) in connection with the transaction of such other business that may be brought before the Meeting, in accordance with the judgment of the person or persons voting the proxy.

I. ELECTION OF DIRECTORS

    NOMINEES

    At the Meeting six directors are to be elected, each to hold office until the next Annual Meeting of Stockholders or until his or her successor shall be elected and shall qualify. The nominees for elections as directors, with the exception of Steven Leichter, MD, and James Linesch now serve as directors of the Company, and certain information furnished is to the Company by such nominees with respect to them, as of December 26, 1996, are set forth below. Unless authority to vote for one or more nominees is withheld, it is intended that share represented by proxies in the accompanying form will be voted for the election of the following nominees. With respect to any such nominee who may become unable or unwilling to accept nomination or election, it is intended that the proxies will be voted for the election in his stead of such person as the Board of Directors may recommend, but the Board does not know of any reason why any nominee will be unable or unwilling to serve if elected.

                                                                                                                    PRINCIPAL
                                                                                                                   OCCUPATION
                                                                                                    DIRECTOR       DURING LAST
NAME                                                                                      AGE         SINCE        FIVE YEARS
------------------------------------------------------------------------------------      ---      -----------  -----------------
Brian Bookmeier.....................................................................          38         1995           *
Edward Buchholz.....................................................................          53         1995           *
Matthew Gietzen.....................................................................          33         1995           *
Alan Korby..........................................................................          39         1995           *
Steven Leichter, MD.................................................................          51
James Linesch.......................................................................          42

------------------------


* See "DIRECTORS, NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS OF THE COMPANY"on pages 4 through 5.


    COMMITTEES AND MEETINGS OF THE BOARD


    At present the Board of Directors has three committees, the Audit, Compensation and Stock Option Committee which consist of the following individuals, respectively: Messrs. Brian Bookmeier, Robert Rubin,and Damon Testaverde (Audit); Edward Buchholz, Brian Bookmeier and Robert Rubin (Compensation); and Brian Bookmeier, Alan Korby and Damon Testaverde (Stock Option). During the fiscal year ended June 30, 1996, the Board of Directors met eight times, including four action taken by unanimous written consent of the directors. The Audit, Compensation and Stock Option Committees did not meet, but rather conducted their operations through meetings of the full Board of Directors. All of the nominated directors who served as directors during the fiscal year ended June 30, 1996 attended more than 75% of all the meetings of the Board held during their tenure during such year. *See "DIRECTORS, NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS OF THE COMPANY" at page 4 above for information concerning fees payable to directors.


II. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 1997

    At the Meeting a vote will be taken on a proposal to ratify the appointment by the Board of Directors of Feldman Radin & Co., P.C., independent certified public accountants, as the independent auditors of the Company for the fiscal year ending June 30, 1997. Feldman Radin & Co., P.C. has no interest in or any relationship with the Company except as its auditors.

    MANAGEMENT BELIEVES THE APPOINTMENT TO BE IN THE BEST INTEREST OF THE COMPANY AND RECOMMENDS THAT IT BE RATIFIED.

III. TO AMEND THE CORPORATION'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF THE CORPORATION'S AUTHORIZED SHARES BY 20,000,000 SHARES OF COMMON STOCK

At the Annual Meeting a vote will be taken on a proposal to authorize the amendment of the Company's Certificate of Incorporation to increase the number of shares authorized for issuance thereunder from 20,000,000 authorized shares of Common Stock to 40,000,000 authorized shares of Common Stock. Preemptive rights will not attach to any of the newly created shares of Common Stock following approval of this proposal. At the close of business on December 26, 1996, the record date for determining the shareholders entitled to vote at the Annual Meeting, there were 7,889,706 shares of Common Stock and 2,444,667 shares of Preferred Stock outstanding, out of a total 20,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock included in the Company's authorized capital. In addition to its outstanding shares, the Company has reserved for issuance 500,000 shares of Common Stock for issuance upon conversion of outstanding shares of Series B Preferred Stock, 1,707,875 shares of Common Stock for issuance upon exercise of its publicly-traded Class A Warrants, 171,000 shares of Common Stock reserved for issuance upon full exercise of Class C Warrants issued to the underwriters of the Company's 1992 initial public offering, 1,050,000 shares of Common Stock for issuance upon exercise of options granted under its employee stock option plans, and approximately 850,000 options and warrants issued to Management and other persons outside of the Company's established stock option plans in exchange for services and other consideration provided to the Company. As a result, on a fully-diluted basis, the Company currently has available approximately only 7,830,000 shares of authorized Common Stock and 7,555,333 shares of authorized Preferred Stock available for issuance. In reflecting upon the Company's present capital structure, Management of the Company believes that the current authorized number of common and preferred shares is inadequate for the Company's purposes. Management believes that the Company needs more authorized shares of Common Stock in its capital structure in order to raise additional working capital funds and to support its ability to consummate potential future acquisitions.



    The purpose of the proposal to amend the Company's Certificate of Incorporation is to enhance the Company's ability to meet the needs of its acquisitions program, by providing added flexibility for consummation of potential acquisitions by creating a large pool of unissued shares of Common Stock to be used as consideration for such acquisitions, as well as for capital formation. The Common Stock is the only Company capital stock for which a trading market exists. Due to the fact that the Company's Common Stock currently trades at approximately $3.00 per share on the Nasdaq SmallCap Market (the principal market for its shares), and in consummating an acquisition which uses Company Common Stock or in raising capital in public or private markets the Common Stock given in consideration will have to be valued at a discount from the current market price, Management sees the need for the proposed increase in its capital structure in order to successfully complete acquisitions of any significant size or in raising significant levels of working capital funds. For example, were the Company to propose an acquisition of a business in exchange for shares of Common Stock that required consideration valued at in excess of approximately $16,000,000, then given a reasonable discount (33.33%) from the current market value of the Common Stock, the purchase consideration for that business in shares of Common Stock (8,000,000 shares) would exceed the number of unreserved shares of Common Stock now available for issuance out of authorized capital. Furthermore, in the event that the Company were to make smaller acquisitions in consideration for shares of Common Stock prior to completing a future significant transaction in consideration for shares of Common Stock, or if in connection with the hiring of additional management or other personnel, or if in providing additional incentive employee compensation, the Company either expanded its existing employee stock option plans or created other stock ownership plans for employees, the Company would not have sufficient authorized shares of Common Stock to accomplish those activities absent an increase in its authorized capital.



    Shareholders need to be aware of certain potential adverse effects which may result from increasing the Company's authorized capital as proposed. Once the Company's authorized capital is increased, the Company's shareholders will have very limited ability to vote upon the manner in which the newly created shares of Common Stock are issued or sold, or to whom those shares are sold or exchanged, unless stockholder consent is either required under Delaware law (e.g., certain merger transactions) or sought by Management although not required (e.g., approval of certain employee benefit plans which include issuance of Common Stock). In addition, by having a large pool of Common Stock available for issuance at the discretion of Management following approval of this proposal, Management could defeat attempts to take control of the Company or could discourage consideration of such attempts by potential takeover suitors. Actual or threatened issuance of large blocks of Common Stock to Management, their affiliates, or persons "friendly" to Management could defeat such efforts and maintain current Management in place. SUCH ANTITAKEOVER ASPECTS OF THE CURRENT PROPOSAL, AND ITS POTENTIAL ADVERSE EFFECTS ON THE VALUE OF THE COMMON STOCK AND ON SHAREHOLDER VALUES RESULTING FROM AN INVESTMENT IN THE COMMON STOCK, SHOULD BE CONSIDERED BY SHAREHOLDERS IN VOTING ON THIS PROPOSAL. Issuance of additional shares of Common Stock out of newly created authorized capital, if issued in consideration for property or at values below the then current market price per share, would lead to economic dilution of shareholder investment (e.g., in terms of potentially lower earnings per share recorded by the Company), as well as to dilution of prior shareholders' voting power.


    Despite the absence of current or immediately foreseeable plans for issuance of such shares to raise additional working capital funds, or in connection with any specific acquisitions, Management believes that it is in the best interests of the Company and its shareholders to increase the Company's authorized capital as proposed at this time. Management also believes that, insofar as the Company is seeking stockholder approval at this time for the other proposals identified in this solicitation material, it is more cost effective for the Company concurrently to approach stockholders for approval of such increase in its authorized capital. The affirmative vote of a majority of the outstanding voting shares will be necessary to approve this proposal.


    MANAGEMENT BELIEVES APPROVAL OF THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED CAPITAL BY 20,000,000 SHARES OF COMMON STOCK IS IN THE BEST INTEREST OF THE COMPANY AND RECOMMENDS THAT SUCH AMENDMENT BE AUTHORIZED AND RATIFIED.

IV. OTHER BUSINESS

    While management of the Company does not know of any matters which may be brought before the Meeting, other than as set forth in the Notice of Meeting, the proxy confers discretionary authority with respect to the transaction of any other business. It is expected that the proxies will be voted in support of management on any question which may properly be submitted to the meeting.

INCLUSION OF STOCKHOLDER PROPOSALS IN THE COMPANY'S PROXY STATEMENT

    If any stockholder desires to put forth a proposal to be voted on at the 1998 Annual Meeting of Stockholders and wishes that proposal to be included in the Company's Proxy Statement to be delivered to stockholders in connection with such meeting, that stockholder must cause such proposal to be received by the Company at its principal executive office no later than November 30, 1997. The Company intends to hold its 1998 Annual Meeting of Stockholders on or before February 28, 1998. Any request for such a proposal, should be accompanied by a written representation that the person making the request is a record or beneficial owner of the lesser of at least 1% of the outstanding shares of the Company's Common Stock or $1,000 in market value of the Company's common shares and has held such shares for at least one year as required by the Proxy Rules of the Securities and Exchange Commission.


AVAILABILITY OF FORM 10-KSB


    THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO ANY STOCKHOLDER, UPON WRITTEN REQUEST OF SUCH STOCKHOLDER, A COPY OF THE ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 30, 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ALL FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED THEREWITH.

    Any request for a copy of the Form 10-KSB should include a representation that the person making the request was the beneficial owner, as of the record date, of securities entitled to vote at the Annual Meeting of Stockholders. Such requests should be addressed to: Universal Self Care, Inc., 11585 Farmington Road, Livonia, Michigan 48150- Attention: Robert Ortlieb, Investor Relations.

                           UNIVERSAL SELF CARE, INC.
                      PROXY-ANNUAL MEETING OF SHAREHOLDERS
                               FEBRUARY 18, 1997

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS IN CONNECTION WITH THE ANNUAL MEEETING OF SHAREHOLDERS OF UNIVERSAL SELF CARE, INC. TO BE HELD ON FEBRUARY 18, 1997. ANY SHAREHOLDERS HAS THE RIGHT TO APPOINT AS HIS PROXY A PERSON (WHO NEED NOT BE A SHAREHOLDER) OTHER THAN ANY PERSON DESIGNATED BELOW, BY INSERTING THE NAME OF SUCH OTHER PERSON IN ANOTHER PROPER FORM OF PROXY.

    THE UNDERSIGNED, A SHAREHOLDER OF UNIVERSAL SELF CARE, INC., (THE "CORPORATION"), HEREBY REVOKING ANY PROXY HEREIN BERFORE GIVEN, DOES HEREBY APPOINT BRAIN BOOKMEIER AND ALAN M. KORBY, OR EITHER OF THEM, AS HIS PROXY WITH FULL POWER OF SUBSTITUTION, FOR AND IN THE NAME OF THE UNDERSIGNED TO ATTEND THE ANNUAL MEETING OF THE SHAREHOLDERS TO BE HELD ON FEBRUARY 18, 1997 AT 11585 FARMINGTON ROAD, LIVONIA, MICHIGAN 48150, AT 10:00 A.M., LOCAL TIME, AND AT ANY ADJOURNMENTS THEREOF, AND TO VOTE UPON ALL MATTERS SPECIFIED IN THE NOTICE OF SAID MEETING, AS SET FORTH HEREIN, AND UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, ALL SHARES OF STOCK OF SAID CORPORATION WHICH THE UNDERSIGNED WOULD BE ENTITLED TO VOTE IF PERSONALLY PRESENT AT THE MEETING.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR IDENTIFIED BELOW AND FOR ALL PROPOSALS.

1. THE ELECTION OF DIRECTORS

    ELECTION OF THE FOLLOWING PROPOSED DIRECTORS TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS OR UNTIL THEIR SUCCESSORS SHALL BE ELECTED AND SHALL QUALIFY: BRIAN BOOKMEIER, ALAN M. KORBY, MATTHEW B. GIETZEN, EDWARD T. BUCHHOLZ, DR. STEVEN LEICHTER AND JAMES LINESCH.

FOR ALL NOMINEES (EXCEPT AS MARKED TO THE CONTRARY) WITHHOLD ALL NOMINEES

    / /      / /

AUTHORITY TO WITHHOLD A VOTE FOR ANY OF THE ABOVE NAMED INDIVIDUALS SHOULD BE INDICATED BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF THE NOMINEE.

2. RATIFY THE APPOINTMENT OF FELDMAN, RADIN & CO., P.C. AS INDEPENDENT AUDITORS FOR THE CORPORATION FOR THE FISCAL YEAR ENDING JUNE 30, 1997.

    / /  FOR    / /  AGAINST    / /  ABSTAIN

3. TO AUTHORIZE AN AMENDMENT TO THE CORPORATION'S CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED CAPITAL BY INCREASING TO 40,000,000 SHARES THE COMPANY'S AUTHORIZED COMMON STOCK.

    / /  FOR    / /  AGAINST    / /  ABSTAIN

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

    / /  FOR    / /  AGAINST    / /  ABSTAIN

DATED:       , 1997.

                                          ______________________________________
                                                        SIGNATURE

                                          ______________________________________
                                                        PRINT NAME

                                          ______________________________________
                                                SIGNATURE, IF JOINTLY HELD

                                          ______________________________________
                                                        PRINT NAME

    PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREIN, IF SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, INDICATE SUCH CAPACITY. ALL JOINT TENANTS MUST SIGN. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

    THE BOARD OF DIRECTORS REQUEST THAT YOU FILL IN THE DATE AND SIGN THE PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

    IF THE PROXY IS NOT DATED IN THE ABOVE SPACE, IT IS DEEMED TO BE DATED ON THE DAY ON WHICH IT WAS RECEIVED BY THE CORPORATION.

    DATED ON THE DAY ON WHICH IT WAS MAILED BY THE CORPORATION.